Exhibit 10.41

CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.

Confirmation Advice

SATELLITE LAUNCH AND IN-ORBIT INSURANCE POLICY

This is to certify that the policy described herein has been issued to the Named Insured or agreed between the Named Insured and the Insurer for the Policy Period indicated. Notwithstanding any requirement, term or condition of any contract or other document with respect to which the advice may be issued or may pertain, the insurance afforded by the policy described herein is subject to all terms, conditions and exclusions of the Policy.

Named Insured:

ICO Satellite Services G.P.

Named Insured’s Address:

2300 Carillion Point

Kirkland WA 98033

Loss Payee:

A Partial Loss and/or Total Loss shall be adjusted with and payable to the Named Insured or to any other loss payee (“Loss Payee”) as notified in writing by the Named Insured to the Insurers.

Type of Insurance:

Launch and In-Orbit Insurance

Amount of Insurance:

The total amount of insurance under this Policy shall be [*].

Premium:

(a)           The premium is [*] (the “Premium”) and is due from and payable by the Named Insured to the Insurers in accordance with the following installments:

(i)            as a deposit, five percent (5%) of the Premium is due and payable by the earlier of thirty (30) days after inception of the Policy Period or thirty (30) days prior to the scheduled launch date; and

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

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(ii)           the balance of the Premium (the “Balance Premium”) is due and payable no later than thirty (30) days prior to the scheduled launch date. The Named Insured will advise the Insurers of the scheduled launch date no later than forty five (45) days prior to the scheduled launch date.

(b)           The Premium will be fully earned at Attachment of Risk.

(c)           If Launch has not and will not occur within the Policy Period, the Insurers agree to return to the Named Insured any portion of the Premium the Insurers have received, without interest, within thirty (30) days of their receipt of notification from the Named Insured that the Launch has not and will not occur within the Policy Period.

(d)           In the event Launch is delayed for more than one hundred twenty (120) days after the date of the payment of the Balance Premium, then, at the Named Insured’s request, the Insurers will return to the Named Insured within thirty (30) days of their receipt of the Named Insured’s request, the Balance Premium they have received without interest. The Balance Premium shall again be due and payable thirty (30) days before the rescheduled launch date, if such rescheduled launch date is within the Policy Period. The Named Insured will provide the Insurers with the rescheduled launch date no later than forty five (45) days prior to the rescheduled launch date.

Interest:

To pay the Named Insured the Amount of Insurance in the event of a Total. In the event of a Partial Loss, to pay the Named Insured by paying the Partial Loss Amount, as more fully set forth in the wording.

Policy Term:

The Policy Period is from February 14, 2008 to February 14, 2009, both dates at 12:01 AM local time at the Named Insured’s Address.

Policy Form:

Manuscript Policy Form dated February 14, 2008

Coverage Overview:

The policy provides coverage for a reduction of performance while operating in the Insured Operating Configuration aggregated over the Mission Life. The policy contains details of a specific method of Space Segment performance measurement (the Space Segment Performance Factor or SSPF), based on the comparison of the measured performance of [*] that form the Insured Operating Configuration against a pre-agreed scale of indemnities.  The policy also provides the opportunity for ICO to submit a claim

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

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under an alternative basis in the event that it is proved that the defined basis of evaluating SSPF cannot be applied to a particular loss scenario

Territory:

Anywhere

Taxes Payable by the Insured:

None

Endorsements:

The following endorsements will be attached to the policy:

•      Loss payments not affected by the Guarantee Amount

•      Loss payments not affected by the Guarantee Amount and the Loss payments are different during pre-separation phase and the post-separation phase

•      Loss payments not affected by the Guarantee Amount and a [*]

•      [*]

•      Coverage not provided for [*] is declared in lieu of a Total Loss

•      Coverage not provided for [*] and loss payments not affected by the Guarantee Amount and the Loss payments are different during pre-separation phase and the post-separation phase

•      DIC only coverage provided during the pre-separation phase and full coverage during the post-separation phase

•      Launch only coverage

•      Coverage not provided for the [*]

Cancellation:

This Policy may be cancelled only by mutual agreement between the Named Insured and the Insurers or unilaterally by the Insurers for non-payment of Premium when due.

In the event of cancellation by mutual agreement between the Named Insured and the Insurers, the Insurers shall return unearned Premium to the Named Insured within thirty (30) days of the effective date of such cancellation, if such cancellation contemplates a return of Premium by the Insurers.

In the event of cancellation due to non-payment of Premium, the Insurers must provide written notice of cancellation to the Named Insured at least fifteen (15) days prior to the effective date of such cancellation. For the purposes of this Condition 4, the fifteen (15) day period shall begin upon receipt of such notice by the Named Insured. Payment of the due Premium within such notice period shall void such notice of cancellation for non-payment of premium

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

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Insurers:

Insurer	Maximum Participation
AIG Europe (UK) Ltd./New Hampshire Insurance Company	[*]
Atrium Underwriting PLC/Lloyd’s of London	[*]
Catlin Underwriting Agencies Limited/Lloyd’s of London	[*]
Watkins Syndicate/Lloyd’s of London	[*]
ACE USA/Illinois Union Insurance Company	[*]
La Reunion Spatiale/Various Comp.	[*]
International Aerospace Insurance Services/Arch Insurance Company	[*]
Brit Syndicates Limited/Lloyd’s of London	[*]
DE Shaw	[*]
Global Aerospace Underwriting Managers/Various Companies	[*]
Hannover Reinsurance	[*]
Hisox Syndicates, Ltd./Lloyd’s of London	[*]
Munich Reinsurance Company/Great Lakes Reinsurance	[*]
PARIS RE America Insurance Company	[*]
Swiss Reinsurance Company/Swiss Re International Business Insurance Company Ltd	[*]
XL Aerospace/XL Specialty Insurance Co.	[*]
Amlin Aviation/Lloyd’s of London	[*]
AXA Corporate Solutions	[*]
Chaucer Syndicates Limited/Lloyd’s of London	[*]
ELSECO Limited/Various Companies	[*]
Glacier Re	[*]
Mitsui Sumitomo Insurance Company, Ltd.	[*]
Nissay Dowa	[*]
Samsung Fire & Marine Insurance Co Ltd	[*]
SATEC S.r.l./Various Comp.	[*]
Tokio Marine & Nichido Fire Insurance Company, Ltd.	[*]
[*]

Claim Payment:

Payment for a Partial Loss or Total Loss (“Claim Payment(s)”) shall be made within [*] days of either the:

(i)            Insurers agreement to the Claim and the Named Insured’s and, if applicable,  the Insurer’s execution of a release agreement in a form to be agreed by the Named Insured and the Insurers in respect of such Claim in accordance with Condition 16 (b) (iv); or

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

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(ii)           issuance of an arbitration award in favor of the Named Insured with respect to a Partial Loss or Total Loss for which a Claim has been submitted.

Issued By:

Robert C. Schenone, Managing Director, Marsh USA, Inc., New York

Issue Date:

February 14, 2008

This advice is issued as a matter of information only. This advice does not amend, extend or alter the coverage afforded by the policies described herein.

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FORM OF

SATELLITE LAUNCH AND

IN-ORBIT INSURANCE POLICY

DECLARATIONS

1.             NAMED INSURED:

ICO Satellite Services G.P. (the “Named Insured”)

2.             NAMED INSURED’S ADDRESS:

11700 Plaza America Drive

Suite 1010

Reston, Va.  20190 U.S.A.

3.             LOSS PAYEE:

A Partial Loss and/or Total Loss shall be adjusted with and payable to the Named Insured or to any other loss payee (“Loss Payee”) as notified in writing by the Named Insured to the Insurers.

4.             POLICY PERIOD:

The Policy Period is from February 14, 2008 to February 14, 2009, both dates at 12:01 AM local time at the Named Insured’s Address. If the Launch takes place during the Policy Period, the Policy Period shall continue until the earlier of Declaration 7(a), 7 (b) or 7(c) (the “Policy Period”).

5.             AMOUNT OF INSURANCE:

The total amount of insurance under this Policy shall be [*] (“Amount of Insurance”).

6.             ATTACHMENT OF RISK:

Risk of loss under this Policy shall attach at Launch, provided this occurs during the Policy Period (“Attachment of Risk”).

7.             TERMINATION OF RISK:

Risk of loss shall terminate (“Termination of Risk”) upon the occurrence of the earliest of the following:

(a)           at 12:01 A.M. local time at the Named Insured’s Address, on the date that

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(b)           is one (1) year after Launch; or when Claim Payments equal the Amount of Insurance; or

(c)           when the Space Segment is a Total Loss as agreed by the Named Insured and the Insurers.

8.             PREMIUM:

(a)           The premium is USD TBD (the “Premium”) and is due from and payable by the Named Insured to the Insurers in accordance with the following installments:

(i)            as a deposit, five percent (5%) of the Premium is due and payable by the earlier of thirty (30) days after inception of the Policy Period or thirty (30) days prior to the scheduled launch date; and

(ii)           the balance of the Premium (the “Balance Premium”) is due and payable no later than thirty (30) days prior to the scheduled launch date. The Named Insured will advise the Insurers of the scheduled launch date no later than forty five (45) days prior to the scheduled launch date.

(b)           The Premium will be fully earned at Attachment of Risk.

(c)           If Launch has not and will not occur within the Policy Period, the Insurers agree to return to the Named Insured any portion of the Premium the Insurers have received, without interest, within thirty (30) days of their receipt of notification from the Named Insured that the Launch has not and will not occur within the Policy Period.

(d)           In the event Launch is delayed for more than one hundred twenty (120) days after the date of the payment of the Balance Premium, then, at the Named Insured’s request, the Insurers will return to the Named Insured within thirty (30) days of their receipt of the Named Insured’s request, the Balance Premium they have received without interest. The Balance Premium shall again be due and payable thirty (30) days before the rescheduled launch date, if such rescheduled launch date is within the Policy Period. The Named Insured will provide the Insurers with the rescheduled launch date no later than forty five (45) days prior to the rescheduled launch date.

9.             MARGINS:

Prior to Attachment of Risk, the Named Insured shall provide to the Insurers the propellant and power budgets for the Satellite (the “Final Pre-Launch

Calculations”).

With respect to the propellant margin, the Final Pre-Launch Calculations shall be based on three (3) sigma Launch Vehicle and Satellite performance dispersions. If it is demonstrated through the Final Pre-Launch Calculations that the Fuel Life is projected to be less than [*], as measured from ninety (90) days after Launch, then Mission Life shall be reduced to be [*] less than the Fuel Life.

With respect to the power margin, the Final Pre-Launch Calculations shall be based on worst case Satellite performance over the Mission Life, with the payload operating at its specified levels and assuming [*] failed. If it is demonstrated through the Final Pre-Launch Calculations that, during all periods of Mission Life, a minimum solar array power margin of at least [*] does not exist or the battery depth of discharge is worse than [*], the Required Values listed in Appendix 2 shall be adjusted to reinstate such [*] solar array margin and battery depth of discharge no worse than [*].

INSURING AGREEMENT

In consideration of the payment of the Premium by the Named Insured to the Insurers, in reliance upon the statements in the Declarations and in the Underwriting Information, and subject to the Insuring Agreement, Definitions, Declarations, Conditions, Exclusions, Appendices and as applicable, Endorsements, of this Policy, the Named Insured and the Insurers agree as follows:

(a)           In the event of a Total Loss occurring between Attachment of Risk and Termination of Risk, the Insurers shall pay the Loss Payee the Amount of Insurance less the Guarantee Amount, if the Guarantee Amount is payable under the Launch Contract.

In the event of a Total Loss, the Named Insured shall have the right to declare a Partial Loss in lieu of a Total Loss, in which case the Claim Payments shall be in accordance with Insuring Agreement (b). If the Named Insured exercises its right to declare a Partial Loss in accordance with the preceding sentence, the Named Insured shall be entitled to submit a subsequent Claim for any subsequent Partial Loss and/or Total Loss; however the Named Insured shall not be entitled to make a Claim for a Total Loss for the Partial Loss that was declared by the Named Insured in accordance with this paragraph.

(b)           In the event of a Partial Loss occurring between Attachment of Risk and Termination of Risk, the Insurers shall pay the Loss Payee an amount calculated in accordance with the Partial Loss Amount less the Guarantee Amount, if the Guarantee Amount is payable under the Launch Contract.

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(c)           In the event the Space Segment suffers a loss, damage or failure for which Total Loss or Partial Loss Amount calculations or determinations do not apply, then the associated Claim shall clearly demonstrate, with reasonable certainty (1) why the existing formulae cannot be applied, and (2) the alternative basis for the loss calculations or determinations. The Insurers shall accordingly pay the Loss Payee up to the Amount of Insurance proven pursuant to the Claim. A Claim filed under this paragraph must be demonstrated by the Named Insured to result in the Space Segment’s inability to perform its intended communications purposes. Any Claim filed under this paragraph shall be computed with the same margins and limitations of coverage as those outlined in this Policy.

(d)           In the event the Loss Payee has previously been paid for any Claim, the amount payable for a subsequent Claim shall be adjusted to eliminate any duplicative recovery for any previous Claim.

(e)           In the event of a Partial Loss or Total Loss, the Named Insured shall utilize all applicable redundant and/or spare components to minimize the amount payable under the Claim. However, the Named Insured shall have the right to operate the Space Segment in any configuration.

(f)            In no event shall the total amount of Claim Payments under this Policy exceed the Amount of Insurance, subject to Condition 10.

(g)           A Partial Loss or Total Loss shall not be deemed to have occurred unless such Partial Loss or Total Loss has manifested itself by telemetry or payload performance data or lack thereof, or any other ground measurement, recorded between Attachment of Risk and Termination of Risk, and the Named Insured has complied with all of the terms of this Policy. Telemetry data or any other ground measurement recorded after Termination of Risk may be used in determining the amount submitted in the Claim.

(h)           In the event of:

(i)            a Partial Loss or Total Loss occurring between Attachment of Risk and Termination of Risk; and

(ii)           degradation of the Satellite performance continues beyond Termination of Risk; and

(iii)          this degradation is demonstrated by the Named Insured, with reasonable certainty, to result from the event between Attachment of Risk and Termination of Risk that caused the Partial Loss or Total Loss in (i) above, then such degradation of the Satellite performance shall be included in the calculations of the Claim and covered under this Policy.

DEFINITIONS

1.                                       CLAIM:

“Claim” shall have the meaning set forth in Condition 16 (b) (iii).

2.                                       CLAIM PAYMENT:

“Claim Payment” shall have the meaning set forth in Condition 8 (a).

3.                                       FUEL LIFE:

“Fuel Life” shall mean the period of time measured from the earlier of:

(a)                                  completion of the Satellite in-orbit testing at the Specified Orbit Location; or

(b)                                 ninety (90) days after Launch,

until all available propellants on the Satellite are projected to be used.

All Fuel Life calculations made after Attachment of Risk shall follow the same methodology used to determine the Final Pre-Launch Calculation for Fuel Life, except to the extent maneuvers have been performed and/or the performance of the Satellite has been measured in orbit, in which case propellant calculations shall be based on actual in-orbit measurements. Values shall be used that are consistent with the Named Insured’s ability to accurately measure and determine utilization and/or performance.

Fuel Life will not be reduced by a planned use of fuel to intentionally move the Satellite, with the exception of end of life de-orbiting, from its Specified Orbit Location, unless such a move is undertaken to avoid or diminish a Partial Loss or Total Loss.

4.                                       GBBF SUBSYSTEM:

“GBBF Subsystem” shall mean the ground-based beam forming subsystem that is to be delivered by Space Systems/Loral to the Named Insured pursuant to the Satellite Contract.

5.                                       GUARANTEE AMOUNT:

“Guarantee Amount” shall mean any amounts payable under the Launch Contract from the launch services provider to the Named Insured in the event of a Partial Failure, Constructive Total Failure or Total Failure, all three terms as defined in the Launch Contract. The maximum value of the Guarantee Amount is [*].

Insolvency and/or bankruptcy of Lockheed Martin Commercial Launch Services shall not affect the Guarantee Amount.

6.                                       INTENTIONAL IGNITION:

“Intentional Ignition” shall mean the point in time during the launch countdown when the engine start command is issued, causing the start bottle to be pressurized and hypergolics to enter the chamber.

7.                                       LAUNCH:

“Launch” shall mean Intentional Ignition followed by either:

(a)                                  release of the Launch Vehicle from the launcher hold down restraints for the purpose of lift off; or

(b)                                 total loss or destruction of the Satellite or Launch Vehicle.

8.                                       LAUNCH CONTRACT:

“Launch Contract” shall mean the contract between the Named Insured and Lockheed Martin Commercial Launch Services, Inc., dated March 10, 2006, including Amendment 1.

9.                                       LAUNCH VEHICLE:

“Launch Vehicle” shall mean the launch vehicle described in the Launch Contract.

10.                                 MISSION LIFE:

“Mission Life” shall mean [*] after the earlier of:

(a)                                  completion of the Satellite in-orbit testing at the Specified Orbit Location; or

[*]  CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(b)           ninety (90) days after Launch.

11.                                 PARTIAL LOSS:

“Partial Loss” shall mean either:

(a)                                  the Partial Loss Amount is greater than [*] but none of the criteria for a Total Loss are fulfilled; or

(b)                                 one (1) or more of the criteria of a Total Loss are fulfilled, and the Named Insured, in its discretion, claims a Partial Loss in accordance with the second paragraph of Insuring Agreement (a).

12.                                 PARTIAL LOSS AMOUNT:

“Partial Loss Amount” shall mean the amount payable as calculated in accordance with Appendix 1.

13.                                 PERFORMANCE SPECIFICATIONS:

“Performance Specifications” shall mean the applicable performance specifications for the Satellite and the Space Segment, including:

(a)                                  Exhibit B, Satellite Performance Specification;

(b)                                 Exhibit E, Space Segment Performance Specification.

14.                                 POLICY:

“Policy” shall mean this agreement including the Insuring Agreement, Definitions, Declarations, Conditions, Exclusions, Appendices and as applicable, Endorsements.

15.                                 SATELLITE:

“Satellite” shall mean exclusively the telecommunications spacecraft known as ICO G1 as identified in the Satellite Contract.

16.                                 SATELLITE CONTRACT:

“Satellite Contract” shall mean the space segment contract for ICO G1 between ICO Satellite G.P. and Space Systems/Loral, Inc., including Amendments [*].

17.                                 SPACE SEGMENT:

“Space Segment” shall mean the combined Satellite and the GBBF Subsystem,

[*]  CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

integrated for the purpose of communications services, delivered by Space Systems/Loral to the Named Insured pursuant to the Satellite Contract.

18.                                 SPECIFIED ORBIT LOCATION:

“Specified Orbit Location” shall mean the initial geosynchronous orbit location of 92.85° degrees west longitude within [*].

19.                                 TOTAL LOSS:

“Total Loss” shall mean any of the following:

(a)                                  the Satellite is lost or is completely destroyed; or

(b)           the Satellite is not capable of reaching or maintaining its Specified Orbit Location within one hundred and eighty (180) days after Launch; or

(c)           [*]

or

(d)                                 the Space Segment Performance Factor as defined in Appendix 1 is equal to or less than [*] between Attachment of Risk and Termination of Risk on a permanent or permanently intermittent basis.

20.                                 UNDERWRITING INFORMATION:

“Underwriting Information” shall mean the written information provided to the Insurers by or on behalf the Named Insured or by the Named Insured’s insurance broker (Marsh Inc.), before Attachment of Risk, with respect to the Space Segment and/or Launch Vehicle.

EXCLUSIONS

This Policy does not apply to loss, damage or failure caused by or resulting from:

1.                                       War, invasion, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by:

[*]  CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(a)                                  any government or sovereign power (de jure or de facto); or

(b)                                 any authority maintaining or using a military, naval or air force; or

(c)                                  a military, naval, or air force; or

(d)                                 any agent of any such government, power, authority or force.

2.                                       Any anti-satellite device, or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams.

3.                                       Insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation, or action taken by a government authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not.

4.                                       Confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government or governmental authority or agent (whether secret or otherwise and/or whether civil, military or de facto) or public or local authority or agency.

5.                                       Nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment.

6.                                       Electromagnetic or radio frequency interference, except for physical damage to the Satellite directly resulting from such interference and from interference coming directly from the Space Segment.

7.                                       Willful or intentional acts of the Named Insured, with the exception of the range safety officer acting within his authorized responsibilities, designed to cause loss or failure of the Satellite; however, this exclusion shall not apply to actions of any employees, contractors or subcontractors of the Named Insured while acting outside their authorized responsibilities.

8.                                       Any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional.

9.                                       Any unlawful seizure or wrongful exercise of control of the Space Segment and/or Launch Vehicle made by any person or persons acting for political or terrorist purposes.

10.                                 Loss of revenue, incidental damages, consequential loss or extra expenses, other than the expenses insured under Condition 10 of this Policy.

11.                                 Third party liability.

12.                                 [*]

CONDITIONS

1.                                       ABANDONMENT:

In no event shall the Named Insured abandon the Space Segment, or any portion thereof, to the Insurers without the prior written agreement of the Insurers.

2.                                       ACTION AGAINST THE INSURERS:

The Named Insured will not take legal action or initiate an arbitration against the Insurers with respect to a disputed Claim until [*] after the Named Insured submits a completed Claim, in accordance with Condition 16.

3.                                       ARBITRATION:

Any dispute arising out of or related to this Policy shall be determined by binding arbitration.  Such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

Under such arbitration, there shall be three (3) unbiased arbitrators, one (1) to be chosen directly by each party within thirty (30) days of the notice by either party of its intention to seek arbitration of a dispute, and the third (3rd) arbitrator to be selected by the two (2) arbitrators so chosen within thirty (30) days of the selection of the second arbitrator.  Each party shall pay the fees of the arbitrator it selects and of its own attorneys, and the expense of its witnesses and all other expenses connected with presenting its case.  Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs shall be borne equally by the parties unless directed otherwise by the arbitrators.

The arbitration shall be conducted in Washington D.C., U.S.A and judgment on the award rendered by the arbitrator(s) may be sought and entered in any court having jurisdiction.

4.                                       ASSIGNMENT:

The Insurers will not be bound by any assignment of interest under this Policy unless prior to assignment the Named Insured obtains the Insurers’ written

[*]  CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

agreement. Assignment of interest as such term is used in the preceding sentence shall not be deemed to include any assignment of the Policy or Claim Payments due under this Policy assigned as collateral security under any security agreement securing any indebtedness of the Named Insured or any of its affiliates.

5.                                       CANCELLATION:

This Policy may be cancelled only by mutual agreement between the Named Insured and the Insurers or unilaterally by the Insurers for non-payment of Premium when due.

In the event of cancellation by mutual agreement between the Named Insured and the Insurers, the Insurers shall return unearned Premium to the Named Insured within thirty (30) days of the effective date of such cancellation, if such cancellation contemplates a return of Premium by the Insurers.

In the event of cancellation due to non-payment of Premium, the Insurers must provide written notice of cancellation to the Named Insured at least fifteen (15) days prior to the effective date of such cancellation. For the purposes of this Condition 4, the fifteen (15) day period shall begin upon receipt of such notice by the Named Insured. Payment of the due Premium within such notice period shall void such notice of cancellation for non-payment of premium.

6.                                       CHANGES:

Notice to or knowledge possessed by any agent or other person shall not effect a waiver or a change in any part of this Policy nor estop the Insurers or the Named Insured from asserting any right under the terms of this Policy. The terms of this Policy may be waived or changed only upon mutual written agreement between the Named Insured and the Insurers. The Insurers shall issue an endorsement recognizing such change.

7.                                       CHANGES IN UNDERWRITING INFORMATION:

(a)                                  If, prior to Attachment of Risk, one or more of the following occurs:

(i)                                     a material change in any of the Underwriting Information; or

(ii)                                  a change in any material fact or circumstance concerning the Space Segment and/or Launch Vehicle; or

(iii)                               a material amendment is executed under the Launch Contract or Satellite Contract.

then the Named Insured shall promptly send a written notification of any such change(s) (“Change”) to the Insurers as soon as reasonably practicable.

If the Named Insured does not notify the Insurers of the Change, and a Partial Loss or Total Loss takes place as a result of the impact of such Change, the Partial Loss or Total Loss shall not be covered under this Policy.

If, in the Insurers’ reasonable opinion, the Change results in a material increase in risk of loss or a material change in insurable interest under this Policy (“Material Change”), then the Insurers shall notify the Named Insured in writing as soon as reasonably practicable, but in any event within ten (10) days of Insurers’ receipt of the written notification of the Change. The Insurers will be deemed to have accepted the Change as not being a Material Change if they do not respond within ten (10) days of their receipt of written notification of the Change.

(b)                                 In the event that the Insurers notify the Named Insured in accordance with the last paragraph of (a) above, the Insurers and the Named Insured shall promptly commence to renegotiate the affected terms of this Policy. Such renegotiation shall be conducted in good faith and without delay.

(c)                                  Unless and until such renegotiations result in the Insurers agreeing in writing to cover the impact of the Change, any Partial Loss and/or Total Loss resulting from such impact shall not be covered under this Policy.

8.                                       CLAIM PAYMENTS:

(a)                                  Payment for a Partial Loss or Total Loss (“Claim Payment(s)”) shall be made within [*] of either the:

(i)                                     Insurers agreement to the Claim and the Named Insured’s and, if applicable,  the Insurer’s execution of a release agreement in a form to be agreed by the Named Insured and the Insurers in respect of such Claim in accordance with Condition 16 (b) (iv); or

(ii)                                  issuance of an arbitration award in favor of the Named Insured with respect to a Partial Loss or Total Loss for which a Claim has been submitted.

(b)                                 Where a Claim Payment has been made under this Policy and the Insurers and the Named Insured subsequently agree that because of additional information or subsequent events the Partial Loss or Total Loss was eliminated or reduced, the Named Insured shall return to the Insurers within [*] days of such agreement either:

(i)                                     in the event a Claim is subsequently reduced to [*], the amount of Claim Payments under this Policy with respect to such Claim, without interest; or

[*]  CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(ii)                                  in the event a Claim is subsequently reduced but to greater than [*], the difference between the Claim Payments related to such Claim(s) and the subsequently agreed Claim, without interest.

Reasonable sums expended by the Named Insured to reduce or eliminate the loss shall be deducted from any Claim Payments returnable to the Insurers pursuant to this Condition 8(b).

In the event Termination of Risk has not occurred by the time of the agreement to return any Claim Payments pursuant to this Condition 8(b), the Amount of Insurance will be reinstated in an amount equal to the amount by which the a Claim has been agreed to be reduced or eliminated.

9.                                       CONFORMITY WITH STATUTES AND APPLICABLE LAW:

Terms of this Policy which are in conflict with the statutes of the state wherein this Policy is issued or under the law of which this Policy is construed are hereby amended to the extent necessary to conform with such statutes.  All other terms and portions of terms of this Policy shall remain unaffected by such requirement for statutory conformance.  The law of the State of New York shall govern this Policy, without regard to choice of law principles.

10.                                 CORRECTIVE MEASURES:

If a Partial Loss or Total Loss can be satisfactorily corrected or compensated for within a reasonable amount of time of the Partial Loss or Total Loss by additional ground installations, procedural changes, software development or any other reasonable corrective measures (“Corrective Measures”), the Insurers, after consultation with the Named Insured, shall at the Insurers’ choice either:

(a)                                  pay the Loss Payee for the Claim as set forth in this Policy; or

(b)                                 pay the Loss Payee for all necessary cost and expenses incurred or to be incurred by the Named Insured to implement the Corrective Measures. The Named Insured shall have no obligation to implement any Corrective Measures prior to an agreement between the Named Insured and the Insurers as to the amount and timing of payment by the Insurers of the costs and expenses incurred or to be incurred by the Named Insured to implement the Corrective Measures, and, if reasonably practical, Insurers shall pay the Loss Payee in advance for such cost and expenses for the Corrective Measurers that will be incurred or to be incurred by the Named Insured. Nothing in this Condition 10 will be construed to amend or override the Named Insured’s obligations as stated in Due Diligence.

[*]  CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

In the event the Insurers choose Condition 10 (b) above, the amount of the Claim shall be adjusted to take into account the satisfactory correction of or compensation for the Partial Loss or Total Loss. However, in the event that the Corrective Measures do not eliminate the impact of the Partial Loss or Total Loss, the Insurers will bear in addition to the incurred cost and expense in (b) above, the Claim Payment.

Notwithstanding this Condition 10, Insurers shall not be liable to pay for any corrective measures undertaken or obliged to be undertaken by Space Systems/Loral Inc. in accordance with the Satellite Contract

11.                                 CURRENCY:

The Premium and Claim Payments under this Policy shall be paid in United States currency.

12.                                 DECLARATIONS:

By acceptance of this Policy, the Named Insured agrees that:

(a)                                  the statements in the Declarations and in the Underwriting Information are its agreements and representations; and

(b)                                 this Policy is issued in reliance upon such agreements and the truth of such representations; and

(c)                                  this Policy embodies all agreements existing between the Named Insured and the Insurers, relating to this Policy.

13.                                 DUE DILIGENCE:

The Named Insured shall use due diligence and do and concur in doing all things reasonably practicable to avoid or diminish any loss under this Policy and shall act at all times as if uninsured in actions or decisions relating to this Policy or the subject matter of this Policy.

14.                                 EXPORT CONTROL:

(a)                                  All requirements or obligations of the Named Insured under this Policy to provide:

(i)                                     information, documentation or other materials;

(ii)                                  respond to questions or requests for information;

(iii)                               transfer title to or control of the Satellite,

may be subject to export control laws, regulations and/or policies and government agency approvals of any government having jurisdiction or authority with respect to the Space Segment or the Launch Vehicle or any data and services related thereto. The Named Insured’s and the Insurer’s rights shall not be affected by delays due to the relevant government’s approval process, in the delivery of any data or information requested under this Policy, nor shall any such delay relieve the Named Insured or Insurer’s from any of their duties and/or obligations under this Policy.

(b)                                 The Named Insured warrants that it will exercise all reasonable efforts to obtain, or cause the parties having the obligation to obtain all necessary licenses and/or approvals in order to comply with all requirements and obligations under this Policy to provide such information or materials and respond to the Insurer’s questions or requests for information.

In the event a government agency fails to grant a necessary license or approval to permit transmittal of the information to the Insurers, the Insurers and the Named Insured will exercise good faith efforts to mutually agree an alternative method to proceed under this Policy.

15.                                 MISREPRESENTATION AND FRAUD:

The Insurers shall have the right to declare this Policy null and void by written notification to the Named Insured, if the Named Insured conceals or knowingly misrepresents to the Insurers directly and/or through the Named Insured’s agents any material fact(s) or material circumstance(s) concerning the insurance provided under this Policy or the subject thereof, and/or if the Named Insured defrauds or attempts to defraud the Insurers, whether before or after a Partial Loss or Total Loss.

16.           NAMED INSURED’S DUTIES:

(a)           Upon the written request of the Insurers, the Named Insured will respond to all reasonable and specific written requests regarding design, test, manufacture, quality control, launch, orbital and performance information concerning the Space Segment and/or Launch Vehicle and/or the subject matter of this Policy that is available to the Named Insured.

(b)                                 In the event of an occurrence that, based on information available at the time, is reasonably likely to result in a Partial Loss or Total Loss under this Policy, the Named Insured shall:

(i)            Give written notice to the Insurers as soon as practicable identifying the Named Insured and shall contain all information available to the Named Insured regarding the occurrence (“Notice of Loss”). In no event shall the Notice of Loss be provided later than [*] after the earlier of:

(A)                              the date on which the Senior Vice President, Space Systems and/or Senior Vice President, Corporate Development or their designated representatives in their absence have been notified or have become aware of such event; or

(B)                                Termination of Risk.

(ii)           If requested by the Insurers, the Named Insured shall conduct review sessions with the Insurers to discuss any issues relating to Notice of Loss; and

(iii)          Should the Named Insured determine that the occurrence will result in a claim under this Policy, the Named Insured shall file a sworn and notarized proof of loss with the Insurers as soon as practicable (“Claim”).

The Claim shall contain sufficient detail to support the basis and amount of the Claim in accordance with the terms of this Policy. In no event shall the Claim be filed more than [*] following the Notice of Loss. At a minimum, the Claim shall state the date, time, nature and the probable cause of the Partial Loss or Total Loss.

In the event the facts necessary to complete the Claim (including the extent of loss and the amount of loss claimed) are not fully available at the time the Claim is due, the Insurers and the Named

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

Insured will mutually agree to an extension of the deadline to file the Claim, provided that the extension does not adversely affect the Insurers’ nor the Named Insured’s rights under this Policy including but not limited to the Insurers’ rights with respect to Salvage.

The Insurers shall accept, reject, or request further clarification regarding a filed Claim within [*] of the Insurers’ receipt of the Claim.  If the Insurers require further clarification, the Insurers and the Named Insured shall work promptly and in good faith to come to an agreement regarding the Claim.

(iv)          In the event a Claim has been submitted to and agreed by the Insurers, the Named Insured, upon request from the Insurers, shall execute a release agreement, the terms of which shall be agreed between the Named Insured and the Insurers and shall be conditioned on receipt by the Named Insured of the agreed Claim Payment. The release agreement may be made bilateral and shall include the details of any salvage agreement reached between the Named Insured and the Insurers under Condition 19.

(c)           To the extent that any information requested by the Insurers is subject to non-disclosure or proprietary information provisions under any contract between the Named Insured and its customers, contractors, or sub-contractors, the Named Insured shall use all reasonable best efforts to provide such information to the Insurers. In the event that it becomes obvious that the restrictions referenced in the preceding sentence will lead

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(d)           to a delay in providing the information requested by the Insurers, the Named Insured will advise the Insurers of such delay before the expiration of the applicable time limit and the Insurers and the Named Insured will work in good faith to find a mutually acceptable alternative method to proceed under this Policy.

17.           NOTICES

All correspondence, notices, consents, requests or other communications due under this Policy shall be in writing and addressed as follows:

Marsh USA Inc.

1166 Avenue of the Americas

43rd Floor

New York, NY 10036 USA

Attention: Robert Schenone

E-mail: Robert.c.schenone@marsh.com

Facsimile: (212) 948-8584

Marsh shall promptly forward such correspondence to the Insurers or the Named Insured as applicable.

Notices shall be effective as to each recipient upon actual receipt when delivered in person or by registered airmail, via email or facsimile; provided however that any notices sent by email or facsimile shall be effective upon receipt of such email, or if facsimile as evidenced by facsimile delivery confirmation from the recipient.

18.           OTHER INSURANCE:

The Insurers acknowledge that, in addition to this Policy, the Named Insured has placed separate satellite insurance policies and the launch services provider has obligations to provide the Guarantee Amount under the Launch Contract, together (“Other Policies”), and agree that this Condition 18 shall not apply to these Other Policies.

Permission is granted for the Named Insured to secure other insurance in addition to the Other Policies, provided that:

(a)                                  the terms and conditions of any other insurance secured by the Named Insured will not have a detrimental effect on the Insurer’s rights and privileges under this policy;

(b)                                 the other insurance will not affect the Named Insured’s duties and

(c)                                  obligations under this Policy;

(d)                                 in the event the Named Insured recovers on claims under one or more other policies, not including Other Policies, for which the Named Insured also recovers under this Policy or Other Policies for a Partial Loss or Total Loss, the Named Insured’s recovery under this Policy and Other Policies shall be in the ratio of the Amount of Insurance this Policy and Other Policies bears to the whole amount of all valid insurance for a Partial Loss or Total Loss.

This condition shall not apply to the extent the Named Insured can demonstrate that such other insurance has been procured to provide coverage for uninsured actual value of the Space Segment and/or the Launch Vehicle and/or business interruption exposures.

19.           SALVAGE:

The Insurers acknowledge that rights in salvage may exist under the Other Policies, and that the Named Insured retains rights in salvage. Insurers agree that any salvage obtained hereunder from the Space Segment following a Claim Payment for a Total Loss will be shared proportionally among the Insurers under this Policy, the insurers under the Other Policies, and the Named Insured.  Each Insurer’s rights of Salvage under this Policy shall equal the percentage defined by dividing the amount of the Claim Payment made by that Insurer under this Policy by the Amount of Insurance (“Proportional Sharing Arrangement”). For clarity, the Named Insured’s rights of Salvage under this Policy shall equal the percentage defined by dividing the Named Insured’s applicable amount of retention by the Amount of Insurance. The following salvage provisions are subject to this Proportional Sharing Arrangement.

In the event of a Claim Payment for a Total Loss, the Insurers shall have the right to the benefits of salvage in the Space Segment including the right to take title to the Space Segment (“Salvage”). Notwithstanding the amount of the self-retention by the Named Insured, the proportion of the Named Insured’s retained rights in salvage, or any provision of this Policy to the contrary, provided that the Named Insured receives, (i) a right of first refusal on the same terms as negotiated with any third party by the Insurers in the event of a sale of the Satellite following Insurers’ taking title and (ii) in the event the Named Insured does not exercise its right in (i), its proportional share of any benefits of Salvage so obtained, any decision(s) by the Insurers under this Policy with respect to the manner in which Salvage is to be obtained and the disposition of the Satellite in connection with obtaining such salvage (including, but not limited to Insurers taking title to the Satellite or transferring such title to a third party) shall be binding upon the Named Insured

The Insurers will provide the Named Insured with written notification by the date of the Claim Payment, whether as of the date of the Claim Payment, the Insurers will either:

(a)                                  take title to the Space Segment and assume sole responsibility for maintaining, monitoring or operating the Space Segment;

(i)            subject to Condition 14, the Named Insured shall provide to the Insurers all:

(A)          documentation necessary to operate the Space Segment; and

(B)           information necessary to enable the Insurers to sell the Space Segment, or parts thereof, to a third party, subject to the Insurers obtaining a confidentiality agreement equivalent in form and in scope to that in place between the Named Insured and the Insurers from any potential third party purchaser of the Space Segment; and

(ii)           the Named Insured will not, under any circumstances, be required to take any other action or grant any other right, including without limitation assigning the Specified Orbit Location to the Insurers or be precluded from replacing the Satellite at the Specified Orbit Location. The Insurers agree to remove the Satellite from the Specified Orbit Location promptly upon taking title to the Satellite; and

(iii)          the Insurers shall reimburse the Named Insured for all reasonable and normal costs incurred by the Named Insured in operating the Space Segment for the Insurers prior to the Insurers moving the Satellite from the Specified Orbital Location in accordance with this Condition 19.

or

(b)           decline to take title to the Space Segment. In such case, if the Named Insured desires to continue to own, use and/or operate the Space Segment for revenue generating purposes, then the Insurers agree to make themselves available to meet with the Named Insured to decide upon the disposition of the Space Segment and to negotiate any associated financial arrangements relating to the Named Insured’s continued ownership, use and/or operation, or other participation with respect to the Space Segment. In the event Insurers choose not to seek Salvage, the Named Insured may use the Space Segment for scientific, testing and demonstration purposes which do not produce revenue or equivalent goods and services, or may otherwise dispose of the Space Segment by ejecting it from its orbital position.

Except if the Insurers take title to the Space Segment, the net salvage recoveries of the Insurers will be limited to the amount of any Claim Payments.

Any requirements imposed on the Named Insured by the Federal Communications Commission or under any law applicable to the Satellite or the Named Insured shall supersede any obligations the Named Insured has under this Policy.

There is no Salvage for a Partial Loss.

20.           SPACE SEGMENT AND LAUNCH VEHICLE ANOMALY CONFIRMATION:

Prior to Attachment of Risk, the Named Insured shall obtain:

(a)           written confirmation from the Satellite manufacturer that all known anomalies observed on other satellites of the same model and series of the Satellite, whether on ground or in-orbit, have been investigated and as necessary corrected on the Satellite; and

(b)           written confirmation from the launch services provider that all known anomalies observed on other launch vehicles of the same model and series as the Launch Vehicle have been investigated and as necessary corrected on the Launch Vehicle, as far as applicable to the subject matter of this Policy, in accordance with applicable quality procedures.

21.           SUBROGATION:

To the extent of any Claim Payments under this Policy, the Insurers shall be subrogated to all of the Named Insured’s rights of recovery against any person or organization. The Named Insured shall do nothing after inception of the Policy Period to prejudice such rights and shall execute and deliver all applicable instruments and papers and do whatever else is reasonably necessary to secure such rights. The Named Insured shall cooperate with the Insurers and, upon the Insurers’ written request, shall assist in effecting settlement, securing evidence, and in the conduct of suit, at the Insurers’ sole cost and expense.

Notwithstanding the foregoing, the Insurers hereby agree to waive rights of subrogation against each of those parties listed below on the condition that the Named Insured is obligated to obtain waivers of rights of subrogation from the Insurers and to the same extent that the Named Insured has waived its rights in writing prior to inception of the Policy Period:

(a)           any parent, affiliate or subsidiary of the Named Insured or any company managed by the Named Insured; and any officer, shareholder, agent, director or employee of any of these entities;

(b)           the launch services provider under the Launch Contract and any employee, officer, director, subsidiary and affiliate;

(c)           Space Systems/Loral and any employee, officer, director, subsidiary and affiliate; and

(d)           any contractor, subcontractor and supplier, at any tier of the Named Insured,  the launch services provider or Space Systems/Loral and the governments having jurisdiction over such entities.

The Named Insured shall not assume the obligation to obtain waivers of rights of subrogation from the Insurers after inception of the Policy Period without the prior agreement of the Insurers.

22.           TITLES:

The titles of the various paragraphs and sections of this Policy, and of any endorsements or supplemental agreements now or hereafter attached to this Policy, are inserted solely for convenience and shall not be deemed to limit or otherwise affect the terms contained in the paragraphs to which they relate.

ENDORSEMENT

(Applicable to London Placement Only with exception of Insurance Companies and
Lloyd’s Syndicates represented by Satec Srl)

It is hereby noted and agreed that with effect from inception of the Policy Period, Condition 23, SERVICE OF SUIT AND DEMAND FOR ARBITRATION, is added to the Policy.

23.           SERVICE OF SUIT AND DEMAND FOR ARBITRATION:

It is agreed that service of process upon the Insurers for the purpose of instituting any legal proceedings against them in connection with this Policy may be made upon:

Mendes and Mount,
750 Seventh Avenue,
New York, NY 10019-6829

The above-named are authorized and directed to accept service of process on behalf of the Insurers in any such proceedings and/or upon the request of the Named Insured to give a written undertaking to the Named Insured that they will enter a general appearance upon the Insurers’ behalf in the event that such proceedings shall be instituted.

Further, pursuant to any statute of the state whose courts have jurisdiction in any dispute arising under this Policy, the Insurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Named Insured or any beneficiary hereunder arising out of this Policy, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

All other Terms, Conditions, Limitations and Exclusions, as contained in the Policy, remain unaltered.

ENDORSEMENT

(Applicable to Insurance Companies and
Lloyd’s Syndicates represented by Satec Srl Only)

It is hereby noted and agreed that with effect from inception of the Policy Period Condition 23, SERVICE OF SUIT AND DEMAND FOR ARBITRATION, is added to the Policy.

23.            SERVICE OF SUIT AND DEMAND FOR ARBITRATION:

It is agreed that service of process upon the Insurers for the purpose of instituting any legal proceedings against them in connection with this Policy may be made upon:

Pino & Associates, LLP
Westchester Financial Center
50 Main Street
White Plains, New York 10606

The above-named are authorized and directed to accept service of process on behalf of the Insurers in any such proceedings and/or upon the request of the Named Insured to give a written undertaking to the Named Insured that they will enter a general appearance upon the Insurers’ behalf in the event that such proceedings shall be instituted.

Further, pursuant to any statute of the state whose courts have jurisdiction in any dispute arising under this Policy, the Insurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Named Insured or any beneficiary hereunder arising out of this Policy, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

All other Terms, Conditions, Limitations and Exclusions, as contained in the Policy, remain unaltered.

ENDORSEMENT

(Applicable to PARIS RE America Only)

It is hereby noted and agreed that with effect from inception of the Policy Period, Condition 23, SERVICE OF SUIT AND DEMAND FOR ARBITRATION, is added to the Policy:

23.           SERVICE OF SUIT AND DEMAND FOR ARBITRATION:

(a)                                  Pursuant to any statute of any state, territory or district of the United States which provides for service of suit, the undersigned Insurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Named Insured or any beneficiary hereunder arising out of this Policy. PARIS RE America Insurance Company, 4800 Montgomery Lane, 11th Floor, Bethesda, Maryland 20814is hereby designated as the person to whom the officer specified in the statute is authorized to mail such process or a true copy thereof.

(b)                                 Notwithstanding and provision in the Commercial Arbitration Rules of the American Arbitration Association to the contrary, any demand for arbitration made by the Named Insured to the undersigned Insurer shall be made in writing and be to, 4800 Montgomery Lane, 11th Floor, Bethesda, Maryland 20814.

All other Terms, Conditions, Limitations and Exclusions, as contained in the Policy, remain unaltered.

APPENDIX 1

LOSS DEFINITIONS

1.             BEAM

A “Gateway Beam” means the uplink or downlink beam that communicates between the gateway at North Las Vegas “NLV” and the Satellite using Ka band spectrum.

“User Beams” means for this Policy’s Insured Operating Configuration:

(a)           [*];

(b)           [*]; and

(c)           [*]

(a) and (b) above shall be collectively known as “User Spot Beams. “Beam” means any one User Beam or Gateway Beam.

2.             FORWARD LINK:

“Forward Link” means the equipment within the Space Segment that prepares and processes the outgoing signals that are uplinked through the Gateway Beam, received by the Satellite, and then processed, amplified and transmitted to the ground through  the S Band feed elements forming the forward User Beams.

3.             RETURN LINK:

“Return Link” means the equipment within the Space Segment that receives signals through S-band feed elements on the Satellite, processes, amplifies and transmits them to the ground via the Gateway Beam, and are processed on the ground to differentiate the individual user beams.

4.             INSURED OPERATING CONFIGURATION:

“Insured Operating Configuration” means the reference case Space Segment configuration as follows:

(a)           In the Forward Link, signals are:

(i)            uplinked to the Satellite through the Gateway Beam;

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(ii)           downlinked from the Satellite through User Beams as follows:

[*]

(iii)          All User Beams shall be assumed to be operating [*]

(b)           In the Return Link, signals are:

(i)            Uplinked to the Satellite through User Spot Beams as follows:

A.            [*]

B.            [*]

C.            [*]

D.            [*]

(ii)           Downlinked from the Satellite through the Gateway Beam operating at [*].

5.             PERFORMANCE CRITERIA

“Performance Criteria” shall mean those parameters used to quantify the performance [*].

6.             REQUIRED VALUE:

“Required Value” means, with reference to the Insured Operating Configuration the required level of the Performance Criteria for the Named Insured’s intended communication purpose.

7.             ACTUAL VALUE:

“Actual Value” means, with reference to the evaluation of the Performance Criteria for the Insured Operating Configuration, [*].

8.             PAYLOAD PERFORMANCE FACTORS:

“Payload Performance Factors” expresses the individual Performance Criteria [*].  The method of deriving the value of any Payload Performance Factors is as follows:

(a)           determine applicable Payload Performance Factors impacted by a loss;

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

(b)           [*]

(c)           [*]

(d)           [*]

Payload Performance Factors shall be determined [*].

9.             SPACE SEGMENT PERFORMANCE FACTOR (“SSPF”):

“Space Segment Performance Factor” shall express the overall operational capability of the Space Segment and shall be evaluated, [*] in accordance with the following formula:

[*]

10.           PARTIAL LOSS AMOUNT:

“Partial Loss Amount” shall be calculated in accordance with the following formula:

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

APPENDIX 2

PAYLOAD PERFORMANCE
FACTORS FOR LOSS EVALUATION

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED BY ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED.

The endorsements and binders that modify the terms of this form of policy for each policy entered into between ICO and the respective insurer as well as specify the amount each insurer is underwriting are omitted as permitted by instruction 2 to Item 601 of Regulation S-K.  A list of the insurers is included in the confirmation advice included as the first portion of this exhibit.